POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
FS Variable Separate Account	333-178845	333-178844	333-178859	333-178852
811-08810	333-178848	333-178849	333-178857	333-178853
	333-178842	333-178843	333-178855	333-178847
	333-178841	333-178854	333-178850	333-178846
333-198224

FS Variable Separate Account One	333-178861
811-06313

FS Variable Separate Account Two	333-178863
811-08624

FS Variable Separate Account Five	333-178860	333-178858	333-178862	333-178856
811-08369

USL SEPARATE ACCOUNT USL B	333-171493	333-171498	333-171497
811-04865-01

USL SEPARATE ACCOUNT USL A	333-171496	333-171503	333-171502	333-171501
811-04865	333-171499	333-171495	333-171500

USL Separate Account VL-R	333-149403	333-79471	333-57062	333-137941
811-09359	333-151575	333-105246	333-105762

USL Separate Account VA-R 811-09007	333-63673	333-109499	333-63843

USL POA - 1

POWER OF ATTORNEY

Signature	Title	Date

/S/ KEVIN T. HOGAN	Director, Chairman, Chief Executive Officer, and President	April 25, 2016

KEVIN T. HOGAN

/S/ WILLIAM J. CARR	Director	April 25, 2016

WILLIAM J. CARR

/S/ THOMAS J. DIEMER
	Director, Executive Vice President and Chief Financial Officer	April 25, 2016
THOMAS J. DIEMER

/S/ DEBORAH A. GERO
	Director, Senior Vice President and Chief Investment Officer	April 25, 2016
DEBORAH A. GERO

/S/ MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary
April 25, 2016
MICHAEL P. HARWOOD

/S/ WILLIAM J. KANE
	Director	April 25, 2016
WILLIAM J. KANE

/S/ SCOTT H. RICHLAND
	Director	April 25, 2016
SCOTT H. RICHLAND

/S/ JANA W. GREER
	President, Individual Retirement	April 25, 2016
JANA W. GREER

/S/ STEPHEN A. MAGINN		April 25, 2016
Senior Vice President and Chief Distribution Officer
STEPHEN A. MAGINN

/S/ DON W. CUMMINGS		April 25, 2016
Senior Vice President and Life Controller
DON W. CUMMINGS

USL POA - 2